UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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EVER-GLORY INTERNATIONAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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EVER-GLORY INTERNATIONAL GROUP, INC.
100 North Barranca Avenue, #810
West Covina, CA 91791

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on November 25, 2008

To the Shareholders of Ever-Glory International Group, Inc.:

Please take notice that the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) of Ever-Glory International Group, Inc., a Florida corporation (the “Company” or “Ever-Glory”), will be held on November 25, 2008 at 10a.m. Beijing time, at the Ever-Glory China headquarters, Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing,  Jiangsu  211102 China, for the following purposes:

1. To elect a Board of five (5) directors, to serve until the 2009 annual meeting of shareholders or until their successors are duly elected and qualified;

2.  Ratify the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as our independent auditor for the year ending December 31, 2008.

3. To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

A proxy statement attached to this notice describes these matters in more detail as well as additional information about Ever-Glory and its officers and directors. The Board of Directors has fixed the close of business on September 26, 2008 as the record date and only holders of the common stock as of the close of business on September 26, 2008 are entitled to receive this notice and to vote at this Annual Meeting and at any adjournments or postponements thereof.

By Order of the Board of Directors

/s/ Edward Yihua Kang
Chairman of the Board

Nanjing, China
Date: October 10, 2008

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

EVER-GLORY INTERNATIONAL GROUP, INC.
100 North Barranca Avenue, #810
West Covina, CA 91791

PROXY STATEMENT

Date, Time and Place of Meeting

The enclosed proxy is solicited on behalf of the Board of Directors of Ever-Glory International Group, Inc. for the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on November 25, 2008 at 10 a.m. Beijing time, at the Ever-Glory China headquarters, Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu  211102 China or at any adjournments or postponements of the Annual Meeting, for the purposes set forth in the notice attached to this proxy statement. This proxy statement and accompanying proxy card are first being mailed to you on or about October 18, 2008.

GENERAL INFORMATION ABOUT VOTING

Record Date, Outstanding Shares, Quorum and Voting

You can vote your shares of common stock if our records show that you owned your shares on the record date of September 26, 2008. At the close of business on the record date, 12,350,839 shares of common stock, and no shares of Series A Preferred Stock were outstanding. Holders of shares of common stock are entitled to vote at the Annual Meeting. Each share of common stock outstanding as of the record date entitles its holder to one vote.

Business may be transacted at the Annual Meeting if a quorum is present. A quorum is present at the Annual Meeting if holders of a majority of the shares of common stock entitled to vote are present in person or by proxy at the Annual Meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (a “broker non-vote”), the nominee can vote them as it sees fit only on matters that are determined to be “routine”, and not on any other proposal. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal.

Directors will be elected by a plurality of the votes cast by the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Proposal 2 will be approved by the affirmative vote of the majority of all the outstanding shares of common stock. With respect to Proposal 1, which requires a plurality vote, broker “non-votes” have no effect and abstentions have the same effect as negative votes, and with respect to Proposal 2, which requires the affirmative vote of a majority of our outstanding common stock entitled to vote, abstentions and broker “non-votes” have the same effect as negative votes. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes on each proposal.

It is important that your proxy be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy in the enclosed envelope.

Solicitations and Voting of Proxies

When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholders. If not otherwise instructed, the shares represented by each valid returned proxy in the form accompanying this proxy will be voted in accordance with the recommendation of the Board of Directors with respect to each matter submitted to the shareholders for approval, and at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting) and any adjournment of the meeting. The matters described in this proxy statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxyholders will vote your shares in accordance with the recommendations of management.

Please follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. If you sign and date the proxy card and mail it back to us in the enclosed envelope, the proxyholders named on the Proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote your shares “for” such proposal or, in the case of the election of directors, vote “for” election to the Board of Directors of all the nominees presented by the Board of Directors.

Revocability of Proxies

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked (i) by a writing delivered to the Secretary of Ever-Glory stating that the proxy is revoked, (ii) by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting, or (iii) by attendance at the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Please note, however, that if a shareholder’s shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that shareholder’s beneficial ownership of the shares. Any written notice of revocation or subsequent proxy should be delivered to Ever-Glory International Group, Inc., Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing,  Jiangsu  211102 China, Attention: Secretary, or hand-delivered to the Secretary of Ever-Glory International Group, Inc. at or before the taking of the vote at the Annual Meeting.

Expenses of Solicitation

We will bear the entire cost of solicitation, including the preparation and assembly of this proxy statement, printing and mailing the notice of this proxy statement, the proxy and any additional solicitation materials furnished to you. We will reimburse our transfer agent for its out-of-pocket expenses. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting information to the beneficial owners. We estimate that all of the foregoing costs will be approximately $20,000. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. We will not pay our employees additional compensation for contacting you.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors

Our business is managed under the direction of its Board of Directors. The Board of Directors has designated as nominees for re-election of all of the five (5) directors currently serving on the Board. See “Director Nominees” below for profiles of the nominees. After the election of the directors at the Annual Meeting, our Board will have five (5) directors.

The Board believes that re-electing these incumbent directors will promote stability and continuity and expects that such directors will continue making substantial contributions to our company by virtue of their familiarity with, and insight into, our company’s affairs accumulated during their tenure.

All of the nominees have indicated a willingness to continue serving as directors if elected, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board of Directors recommends. We have no reason to believe that any nominee will be unavailable.

Director Nominees

The director nominees, and their ages as of the date of the Annual Meeting, their positions at Ever-Glory, and the period during which they have served as a director are set forth in the following table and paragraphs:

Name	Age	Position	Served as Director Since
Edward Yihua Kang	45	Chairman of the Board, President and Chief Executive Officer	2005
Jiajun Sun	35	Chief Operating Officer, Director	2005
Bennet P. Tchaikovsky (1)(2)	39	Director	2008
Changyu Qi (1)(2)	63	Director	2008
Zhixue Zhang (1)(2)	41	Director	2008
_________________

(1) Member of the Audit Committee
(2) Member of the Compensation Committee

The biographical background and a description of any substantial interest in the Company of each nominee for director are as follows.

Edward Yihua Kang has served as our President and Chief Executive Officer and as Chairman of our Board of Directors, since 2005. From December 1993 to the present, Mr. Kang has served as the President and Chairman of the Board of Directors of Goldenway Nanjing Garments Co., Ltd., our subsidiary. Mr. Kang has extensive worldwide managerial and operational experience focusing upon business development and strategic planning. Mr. Kang formerly was the party Branch Secretary of the Management Department, Nanjing Aeronautics and Astronautics University, and the Vice General Manager of the Import and Export Department of Nanjing Shenda Company. Mr. Kang earned a Bachelor’s degree in Management from Beijing Aeronautics and Astronautics University and a Bachelor’s degree in Engineering from Nanjing Aeronautics and Astronautics University.

Jiajun Sun has served as our Chief Operating Officer and a member of our Board of Directors since 2005. Mr. Sun has been a member of the Board of Directors of Goldenway since 2000. From July 1996 to November 2002, Mr. Sun was the General Manager of International Trade Department at Goldenway. Mr. Sun has more than 8 years experience in import and export in the textile industry. Mr. Sun earned a Bachelor’s degree from the Wuhan Textile Industry Institute.

Bennet P. Tchaikovsky is a member of our Board of Directors, and serves as Chairman of our Audit Committee and a member of the Compensation Committee. Mr. Tchaikovsky has served as Chief Financial Officer of Innovative Card Technologies from July 2004 to October 2007. From January 2003 through November 2003, Mr. Tchaikovsky served as the Vice President, Finance of TJR Industries, Inc., a company that produces trade shows for the woodworking industry. From December 2000 through June 2002, Mr. Tchaikovsky served as Interim Chief Financial Officer and Chief Financial Officer of Digital Lava. Mr. Tchaikovsky is a licensed Certified Public Accountant and an inactive member of the California State Bar. He received a B.A. in Business Economics from the University of California at Santa Barbara, and a J.D. from Southwestern University School of Law.

Changyu Qi is a member of the Board of Directors, and serves as a member of the Audit and Compensation Committees. Mr. Qi has over 30 years of experience in international trade, and since February 2005, has served as inspector and deputy secretary of the Party Leadership Group of the Jiangsu Provincial Government’s Department of Foreign Trade and Economic Cooperation. In addition, Mr. Qi is also a director on the Board of Directors of Jiangsu Skyrun International Group (SHA: 600981) and has served in this position since 2007. He is currently the President of both the Jiangsu Chamber of Commerce for Import & Export Firms and the Jiangsu International Freight Forwarders Association. Mr. Qi received a B.S. in Foreign Trade and Economy from Beijing Foreign Trade University.

Zhixue Zhang was appointed to the Board of Directors in March 2008, and serves on the Audit Committee and as chairman of the Compensation Committee. Mr. Zhang is a professor of Organizational Management at Peking University, and has held this position since 2001. Mr. Zhang has over fifteen years of experience in the fields of organizational psychology, management and organizational culture as it relates to conducting business within China and with Chinese businesses. From August 2006 to June 2007, he was a Freeman Fellow at the University of Illinois at Urbana-Champaign. From September 2001 to March 2002, he was a visiting scholar at the Kellogg School of Management at Northwestern University. Mr. Zhang holds a Ph.D. from the University of Hong Kong, and a M.Sc. from Beijing Normal University, and a B.Sc. from Henan University.

Vote Required

The holders of our common stock are entitled to one vote per share equal to the number of shares held by such person at the close of business on the record date. As there is no cumulative voting, each shareholder shall cast all of his/her votes for each nominee of his/her choice or withhold votes from any or all nominees. Unless a shareholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card, the shares represented by the accompanying proxy will be voted FOR election, as directors, of the above-mentioned five nominees. If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the Annual Meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the holders of such proxy. Directors will be elected at the Annual Meeting by a plurality of the votes cast. Directors are to be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier resignation or removal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” AND SOLICITS PROXIES IN FAVOR OF THE NOMINEES LISTED ABOVE (ITEM 1 ON THE ENCLOSED PROXY CARD).

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

The Board of Directors and its Committees

Our Board of Directors currently consists of five (5) members. Our bylaws provide that our directors will hold office until the 2009 Annual Meeting of the Shareholders and until their successors have been elected and qualified. Our Board of Directors is responsible for the business and affairs of the Company and considers various matters which require its approval.

There are two committees of the Board of Directors — the Audit Committee and the Compensation Committee. The Board has determined that, in its judgment as of the date of this proxy statement, Mr. Tchaikovsky, Mr. Qi, and Mr. Zhang are independent directors within the meaning of NASDAQ Rule 4200(a)(15). Accordingly, all of the members of the Audit Committee are independent within the meaning of NASDAQ Rule 4200(a)(15).

During March 2008, the Board created the Audit Committee and the Compensation Committee and has adopted charters for these committees.

During the fiscal year ended December 31, 2007, the Board held no formal meetings, however, the Board acted on several matters by unanimous written consent.

Attendance of Directors at Shareholder Meetings

Directors are expected to attend the annual meeting of shareholders. The Board believes that director attendance at shareholder meetings is appropriate and can assist directors in carrying out their duties. When directors attend shareholder meetings, they are able to hear directly shareholder concerns regarding the Company. It is understood that special circumstances may occasionally prevent a director from attending a meeting.

Audit Committee

Our Audit Committee is composed of directors who, in accordance with the audit committee charter, recommend the firm to be employed as our independent public accountants, and oversees our audit activities and certain financial matters to protect against improper and unsound practices and to furnish adequate protection to all assets and records. Currently, three directors comprise the Audit Committee: Mr. Tchaikovsky, Mr. Qi and Mr. Zhang. Mr. Tchaikovsky serves as Chairman of the Audit Committee.

The Board of Directors adopted and approved a charter for the Audit Committee on March 13, 2008, and the charter was amended on May 26, 2008 and further amended on June 20, 2008. The members of the Audit Committee are currently “independent directors” as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of the Financial Industry Regulatory Authority (“FINRA”). The Board of Directors has determined that Mr. Tchaikovsky qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission.

Our Audit Committee pre-approves all audit and non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date.

Compensation Committee

The Compensation Committee is responsible for overseeing and, and as appropriate, making recommendations to the Board regarding the annual salaries and other compensation of the Company’s executive officers and general employees and other polices, providing assistance and recommendations with respect to the compensation policies and practices of the Company. The Compensation Committee currently consists of Mr. Tchaikovsky, Mr. Qi and Mr. Zhang. The Compensation had no meetings during 2007 as it was formed in March 2008.

Director Compensation

On March 14, 2008, the Board approved the following annual compensation for its independent (non-employee) directors, which shall apply for 2008:

Service Description	Amount (in U.S. dollars)

Base Compensation	$3,000
Audit Committee Member	$1,000
Compensation Committee Member	$1,000
Audit Committee Chairman	$3,000
Audit Committee Financial Expert	$26,000

Each director may be appointed to perform multiple functions or serve on multiple committees, and accordingly, may be eligible to receive more than one category of compensation described above. Annual compensation will be paid in the form of a number of shares of the Company’s restricted common stock having an aggregate value equal to the annual compensation, as determined by the average per share closing prices of the Company’s common stock as quoted on the American Stock Exchange, as applicable, for the five trading days leading up to and including the last trading date of the second quarter of the year for which compensation is being paid. Compensation, in the form of shares, shall be issued and paid semi-annually, within 30 days following the end of the second quarter (beginning with the second quarter of 2008), and within 30 days after the end of the fourth quarter, of each calendar year. In addition, the Annual Compensation will be pro rated daily (based on a 360 day year) for any portion of the year during which a director serves. Independent directors are also eligible for reimbursement of all travel and other reasonable expenses relating to the directors’ attendance of board meetings. In addition, the Company has agreed to reimburse independent directors for reasonable expenses incurred in connection with the performance of duties as a director of the Company.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Principles

We have adopted a Code of Conduct and Ethics, which is posted on and can be accessed at our website at www.everglorygroup.com. All of our financial and senior managers and directors including our Chief Executive Officer and the Chief Financial Officer, are required to adhere to the code of conduct and ethics in discharging their work-related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code of conduct and ethics.  In keeping with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for receipt and handling of complaints received by it regarding accounting or auditing matters, and to allow for the confidential anonymous submission by our employees of concerns regarding accounting or auditing matters.

Director Qualifications and Nominations

The members of the Board of Directors identify, consider and recommend candidates for membership on the Board and will consider suggestions from shareholders for nominees for election as directors at the 2009 Annual Meeting, provided that the recommendations are received on a timely basis and meet the criteria set forth below. The Board of Directors does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our shareholders. While the Board of Directors has not determined minimum criteria for director nominees, they seek to achieve a balance of knowledge, experience and capability on our Board. To this end, the Board of Director seeks nominees with high professional and personal ethics and values, an understanding of our business lines and industry, diversity of business experience and expertise, broad-based business acumen, and the ability to think strategically. In addition, the Board of Directors considers the level of the candidate’s commitment to active participation as a director, both at Board and committee meetings and otherwise.

Communications with the Board of Directors

Any shareholder who desires to contact the Board or specific members of the Board may do so by writing to: The Board of Directors, Ever-Glory International Group, Inc., Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu  211102 China.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Moore Stephens Wurth Frazer and Torbet, LLP has served as our independent auditor since December 12, 2007, and the Board of Directors, upon the recommendation of the Audit Committee, has selected Moore Stephens Wurth Frazer and Torbet, LLP, independent auditor, to audit the financial statements for the fiscal year ending December 31, 2008 and recommends that the shareholders ratify such selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of Moore Stephens Wurth Frazer and Torbet, LLP as the independent auditors for the fiscal year ending December 31, 2008. Ratification and approval of this proposal requires the affirmative vote of a majority of the shares of common stock voting on the proposal in person or by proxy. In the event that ratification of this selection of auditors is not approved by a majority of the shares entitled to vote and voting at the Annual Meeting, we will review our future selection of auditors. Representatives of Moore Stephens Wurth Frazer and Torbet, LLP are not expected to attend the Annual Meeting in person.

Audit Committee Report

A copy of our Audit Committee Report is attached to this proxy statement as Exhibit A.

Principal Accountant Fees and Services

As approved by our Board, we dismissed Jimmy C.H. Cheung & Co. as our independent auditors effective December 12, 2007. Jimmy C.H. Cheung & Co. served as our independent auditors for the fiscal years ended December 31, 2006 and December 31, 2005 and for the quarterly review for 2006. On December 12, 2007, we engaged Moore Stephens Wurth Frazer and Torbet, LLP as our outside independent accounting firm for the fiscal years ended December 31, 2007.

	2007	2006
Audit fees	$233,000	$205,000
Audit- related fees	-	-
Tax fees	-	-
All other fees	-	-

Fees for audit services include fees associated with the annual audit and the review of documents filed with the Securities and Exchange Commission including quarterly reports on Form 10-Q and the annual report on Form 10-K. Audit-related fees principally included accounting consultation and information system control reviews. Tax fees included tax compliance, tax advice and tax planning work.

Vote Required

Submission of the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as our independent auditors for the fiscal year ending December 31, 2008 is not required. However, the Board of Directors will reconsider the appointment if it is not approved by shareholders. The appointment will be deemed ratified if a majority of the shares of common stock present, either in person or by proxy, and voting on the matter, votes in favor of the proposal. Representatives from the principal accountant for the current year are not expected to be present at the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MOORE STEPHENS WURTH FRAZER AND TORBET, LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008 (ITEM 2 ON THE ENCLOSED PROXY CARD).

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

Name	Age	Position	Served as Officers and Directors Since
Edward Yihua Kang	45	Chairman of the Board, President and Chief Executive Officer	2005
Jiajun Sun	35	Chief Operating Officer, Director	2005
Yan Guo	31	Chief Financial Officer	2005
Bennet P. Tchaikovsky	39	Director	2008
Changyu Qi	63	Director	2008
Zhixue Zhang	41	Director	2008

Arrangements Involving Directors or Executive Officers

There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan, or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current Board of Directors. There are also no arrangements, agreements, or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Family Relationships

There are no family relationships among the directors and executive officers.

Business Experience

The business experience of the Company’s directors is provided under the “Director Nominees” section above.

Yan Guo has served as our Chief Financial Officer since 2005, and was appointed to our Board of Directors on August 1, 2007. From July 1999 to 2004, Ms. Guo was the Section Chief of the Financial and Accounting Department of Goldenway. Ms. Guo earned her bachelor’s degree in Accounting from the Nanjing Audit Institute.

 Legal Proceedings

None of our directors or executive officers has, during the past five years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	had any bankruptcy petition filed by or against any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

•
been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership, and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4, and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, and to the best of our knowledge, all executive officers, directors, and greater than 10% shareholders filed the required reports during the fiscal year ended December 31, 2007 in a timely manner.

Director Independence

Our board of directors has determined that it currently has three members who qualify as "independent" as the term is used in Item 407 of Regulation S-K as promulgated by the SEC and in the listing standards of The Nasdaq Stock Market, Inc. - Marketplace Rule 4200. The independent directors are Mr. Tchaikovsky, Mr. Qi, and Mr. Zhang.

Indemnification

We entered into an Indemnification Agreement with each of our independent directors: Mr. Tchaikovsky, Mr. Qi, and Mr. Zhang, each an “Indemnitee”. In the event that the Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a proceeding by reason of (or arising in part out of) an “indemnifiable event”, the Company shall indemnify the Indemnitee from and against any and all expenses to the fullest extent permitted by law. An “indemnifiable event” includes any event or occurrence that takes place either prior to or after the effective date of the Indemnification Agreement, related to the fact that the Indemnitee is or was a director of the Company, or while a director is or was serving at the request of the Company as a director, or was a director of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Compensation

Our current executive compensation program presently includes a base salary. Our compensation program does not include (i) discretionary annual cash performance-based incentives, (ii) termination/severance and change of control payments, or (iii) perquisites and benefits.

Our Compensation Philosophy and Objectives

Our philosophy regarding compensation of our executive officers includes the following principles:

•	our compensation program should align the interests of our management team with those of our shareholders;

•	our compensation program should reward the achievement of our strategic initiatives and short- and long-term operating and financial goals;

•	compensation should appropriately reflect differences in position and responsibility;

•	compensation should be reasonable and bear some relationship with the compensation standards in the market in which our management team operates; and

•	the compensation program should be understandable and transparent.

In order to implement such compensation principles, we have developed the following objectives for our executive compensation program:

•	overall compensation levels must be sufficiently competitive to attract and retain talented leaders and motivate those leaders to achieve superior results;

•
a portion of total compensation should be contingent on, and variable with, achievement of objective corporate performance goals, and that portion should increase as an executive’s position and responsibility increases;

•	total compensation should be higher for individuals with greater responsibility and greater ability to influence our achievement of operating goals and strategic initiatives;

•
the number of elements of our compensation program should be kept to a minimum, and those elements should be readily understandable by and easily communicated to executives, shareholders, and others; and

•	executive compensation should be set at responsible levels to promote a sense of fairness and equity among all employees and appropriate stewardship of corporate resources among shareholders.

Determination of Compensation Awards

Our Board of Directors is provided with the primary authority to determine the compensation awards available to our executive officers. To aid the board of directors in making its determination for the last fiscal year, our current senior management provided recommendations to the board of directors regarding the compensation of all executive officers.

Compensation Benchmarking and Peer Group

Our board of directors did not rely on any consultants or utilize any peer company comparisons or benchmarking in 2007 in setting executive compensation. However, our management has considered competitive market practices by reviewing publicly available information relating to compensation of executive officers at other comparable companies in making its recommendations to our board of directors regarding our executives’ compensation for fiscal year 2007. As our company evolves, we expect to take steps, including the utilization of peer company comparisons and/or hiring of compensation consultants, to ensure that the Board has a comprehensive picture of the compensation paid to our executives and with a goal toward total direct compensation for our executives that are on a par with the median total direct compensation paid to executives in peer companies if annually established target levels of performance at the company and business segment level are achieved.

Elements of Compensation

Presently, we compensate our executives with only a base salary. We do not pay any compensation to our executive officers in the form of discretionary annual cash performance-based incentives, long-term incentive plan awards or perquisites and other compensation, although our board of directors may recommend and institute such forms of compensation in the future.

Base Salaries

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our employees, including our named executive officers. All of our named executive officers, including our Chief Executive Officer, are subject to employment agreements, and accordingly each of their compensation has been determined as set forth in their respective agreement. When establishing base salaries for 2007, subject to the provisions of each person's employment agreement, our Board and management considered a number of factors, including the seniority of the individual, the functional role of the position, the level of the individual's responsibility, the ability to replace the individual, the base salary of the individual at their prior employment and the number of well qualified candidates to assume the individual's role.

Discretionary Annual Cash Performance-Based Incentives

In 2007, we did not pay any compensation in the form of discretionary annual cash performance-based incentives or other forms of bonuses to our Chief Executive Officer and each other named executive officer. Our compensation committee may, however, recommend such bonuses in the future.

Long-Term Incentive Plan Awards

We currently do not have an equity incentive plan, and no separate stock awards or stock option grants were made to any of the named executive officers during the fiscal year ended December 31, 2007. No stock options were held by the named executive officers as of December 31, 2007.

Perquisites and Other Compensation

We do not have any retirement or pension plans in place for any of our named executives. Our named executive officers are eligible for group medical benefits that generally available to and on the same terms as our other employees.

Management’s Role in the Compensation-Setting Process

Our management plays a role in our compensation-setting process. We believe this input from management is needed in order to evaluate the performance of our management, recommend business performance targets and objectives, and recommend compensation levels. Our management may from time to time, make recommendations to our board of directors regarding executive compensation. During this process, management may be asked to provide the board with their evaluation of the executive officers’ performances, the background information regarding our strategic financial and operational objectives, and compensation recommendations as to the executive officers.

Summary of cash and other compensation

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal year ended December 31, 2007 by the Chief Executive Officer and each of our other four highest paid executives, whose total compensation exceeded $100,000 (if any) during the fiscal year ended December 31, 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Total($) (1)

Edward Yihua Kang	2006	$12,675	$12,675
Chairman of the Board, Chief Executive Officer and President	2007	$19,830	$19,830

Yan Guo	2006	$2,408	$2,408
Chief Financial Officer and Director	2007	$2,805	$2,805

(1)
All compensation is paid in Chinese RMB. For reporting purposes, the amounts in the table above have been converted to U.S. dollars at the conversion rate of 7.6 RMB to one U.S. dollar. The officers listed in this table received no other form of compensation in the years shown, other than the salary set forth in this table.

Outstanding Equity Awards at Fiscal Year-End

None of our executive officers were granted or otherwise received any option, stock or equity incentive plan awards during 2007 and there were no outstanding unexercised options previously awarded to our officers and directors, at the fiscal year end, December 31, 2007.

Executive Officer Employment Contracts, Termination of Employment Arrangements and Change of Control Agreements

There are no employment contracts, compensatory plans or arrangements, including payments to be received from us, with respect to any director or executive officer of us which would in any way result in payments to any such person because of his resignation, retirement, or other termination of employment with us, any change in control of Ever-Glory, or a change in the person’s responsibilities following a change in control of Ever-Glory.

The table below sets forth information concerning compensation paid to our directors for fiscal 2006 and 2007.

Director Compensation
Name	Year	Salary ($) (1)			Total ($) (1)

Edward Yihua Kang	2006 2007	$ $	- 19,830	(2)	$ $	- 19,830	(2)

Jiajun Sun	2006 2007	$ $	- 8,730	(3)	$ $	- 8,730	(3)

Xiaodong Yan (4)	2006 2007	$ $	5,262 2,805		$ $	5,262 2,805

Ning Li	2006 2007	$ $	4,862 5,372		$ $	4,862 5,372

Ruqin Wei	2006 2007	$ $	4,275 5,293		$ $	4,275 5,293

Yan Guo	2006 2007	$ $	- -		$ $	- -

(1)	All compensation was paid in RMB. The amounts in the foregoing table have been converted into U.S. dollars at the conversion rate of 7.6 RMB to the dollar.

(2)
Mr. Kang was not paid additional compensation as a director; however, he received salary during 2007 of $19,830 and total compensation of $19,830 in consideration of his services as our Chief Executive Officer.

(3)
Mr. Sun was not paid additional compensation as a director; however, he received salary during 2007 of $8,730 and total compensation of $8,730 in consideration of his services as our Chief Operating Officer.

(4)	Mr. Yan resigned as a director on July 30, 2007.

(5)	Ms. Guo was appointed as a director effective July 30, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2007, for each of the following persons:

•	each of our directors and each of the named executive officers in the “Management” section of this prospectus;

•	all directors and named executive officers as a group; and

•	each person who is known by us to own beneficially five percent or more of our common stock.

Beneficial ownership is determined in accordance with the rules of the Commission. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Ever-Glory International Group, Inc. 100 N. Barranca Ave. #810, West Covina, California 91791. The percentage of class beneficially owned set forth below is based on 11,379,309 shares of our common stock outstanding on December 31, 2007.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock (1)	Percent of Class

Executive Officers and Directors
Edward Yihua Kang	4,802,315	42.2%
Jiajun Sun	174,800	1.5%
Yan Guo	-	-
Ning Li	291,840	2.6%
Ruqin Wei	87,400	0.8%
Qiu Jin	-	-
All Executive Officers and Directors as a Group (six persons)	5,356,355	47.1%
5% Holders
Ever-Glory Enterprises (H.K.) Ltd. (2)	3,315,406	29.1%
Xiaodong Yan (2)	379,240	3.3%

(1)
The percentage of shares beneficially owned is based on 11,379,309 shares of common stock outstanding. Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment and dispositive power of the shares.

(2)	Xiaodong Yan is the director of Ever-Glory Enterprises (H.K.) Ltd. and, as such, may be deemed to be the beneficial owner of the 3,315,406 shares held by Ever-Glory Enterprises (H.K.) Ltd.

Equity Compensation Plan Information

We have not adopted any equity compensation plan as of December 31, 2007.

Series A Preferred Stock

There is no outstanding Series A Preferred Stock at December 31, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Acquisition of Nanjing Catch-Luck Garments Co. Ltd.

On August 27, 2007, we acquired Nanjing Catch-Luck Garments Co. Ltd., a Chinese limited liability company, from Ever-Glory Enterprises (H.K.) Ltd , which further expanded our production capacity. Catch-Luck was originally incorporated as a joint venture, and later became a wholly owned foreign enterprise after we acquired it.

The acquisition of Catch-Luck was financed by a combination of $0.6 million in cash and common stock valued at $9.4 million. Upon completion of this transaction, Catch-Luck became a wholly owned subsidiary of Ever-Glory. Under the Agreement for the Purchase and Sale of Stock dated June 26, 2006, as amended on August 31, 2006 (the “Agreement”) by and between us, our wholly owned subsidiary, Perfect Dream Ltd., a British Virgin Islands corporation (“Perfect Dream”), Ever-Glory Enterprises (H.K.) Ltd and Catch-Luck, we agreed to pay Ever-Glory Enterprises (H.K.) Ltd an amount in Renminbi equal to $600,000 and issue 1,307,693 shares of our common stock to Ever-Glory Enterprises (H.K.) Ltd . As agreed, we issued the 1,307,693 shares of common stock at the closing of this transaction. We have not yet paid the $600,000 cash portion of this consideration, however we plan to do so in the year of 2008. In addition, upon Catch-Luck’s achievement of certain financial targets for the fiscal years 2008 and 2009, we will issue an additional 1,153,846 shares of common stock to Ever-Glory Hong Kong for each of these two fiscal years (i.e., 1,153,846 shares for 2008 and 1,153,846 shares for 2009).

Ever-Glory Enterprises (H.K.) Ltd was 100% owned by our President and Chairman of the Board, Edward Yihua Kang at the time we entered into the acquisition agreement. Mr. Kang has subsequently transferred 100% of his interest in Ever-Glory Enterprises (H.K.) Ltd to Xiaodong Yan who is one of our former directors. We and Ever-Glory Enterprises (H.K.) Ltd received a business valuation report for Catch-Luck from Savills Valuation and Professional Services Ltd., dated March 7, 2006. Our board of directors was fully informed of the interests of each of these directors, including Mr. Kang, in Ever-Glory Enterprises (H.K.) Ltd . The board conditioned the consummation of the Catch-Luck acquisition on approval by a majority of our disinterested shareholders in accordance with the Florida Business Organizations Code. These disinterested shareholders approved the Catch-Luck acquisition on June 2, 2006. None of the consenting shareholders had any interest in Ever-Glory Enterprises (H.K.) Ltd or its affiliates.

Private Placement Financing

On August 2, 2007, we completed a $2 million private placement involving the issuance of our secured convertible notes and warrants pursuant to subscription agreements (“Subscription Agreements”) with six accredited investors. This private placement financing closed on August 6, 2007.

Under the terms of the financing, we issued and sold two-year secured convertible notes in the principal amount of $2,000,000 to investors, secured by all of the assets of Ever-Glory excluding its subsidiaries. The convertible notes issued in our August 2007 private placement financing bear interest at a rate of 6% per year payable by us on a quarterly basis in either cash or absent any event of default, in shares of our common stock equal to 110% of the interest due (based on the volume-weighted average price of our common stock for the ten trading days prior to interest payment due date). The maturity date of the notes is August 2, 2009, at which time we must redeem the notes by paying all unpaid principal and interest under all then-outstanding notes. The notes are convertible at a fixed conversion price of $0.22 per share, into a total of approximately 9.1 million shares of common stock, provided, however that the notes are subject to full-ratchet anti-dilution protection, i.e., if we issue shares (with certain enumerated exceptions) at an average per-share price below $0.22 per share, the conversion price of the notes shall be adjusted downward to match such per-share price. Under the terms of the notes, the full-ratchet anti-dilution adjustments do not apply to (i) the issuance of approximately up to $1.6 million shares or shares under options to employees and consultants, (ii) securities issued in connection with acquisitions of third parties valued above $8 million; (iii) the issuance of approximately up to $1.6 million shares or shares under warrants or other securities issued to non-affiliates for services rendered to us, as more fully described and set forth in the notes. The holders of the notes may convert the unpaid principal amount the notes into our common stock at any time prior to maturity, at the applicable conversion price. We may at any time at its option, redeem the notes by paying 125% of the unpaid principal and accrued interest.

The performance of our obligations under the notes along with certain other obligations in connection with the financing is secured by all of our assets, excluding our subsidiaries, pursuant to a security agreement. Our performance of the notes and other obligations in connection with the financing is also secured by a pledge of 3,897 shares Series A Preferred Stock personally held by our current CEO pursuant to a stock pledge agreement. Upon any event of default (as defined in the notes, the security agreement and the stock pledge agreement), the investors will be entitled to exercise their respective rights under the security agreement and stock pledge agreement. In addition, our subsidiaries, Perfect Dream Limited, a British Virgin Islands corporation, and Goldenway Nanjing Garments Co. Ltd., a corporation in the People’s Republic of China, each guaranteed the performance of our obligations under the notes and the subscription agreement under a subsidiary guaranty agreement.

On October 3, 2007, all 7,883 shares of our Series A Preferred Stock were automatically converted into a total of 59,910,800 shares of common stock. Accordingly, the 3,897 pledged shares of Series A Preferred Stock held by Mr. Kang were converted into 29,617,200 shares of common stock. On November 20, 2007, we amended our Articles of Incorporation to effectuate a 10-to-1 reverse stock split, and, accordingly, the 29,617,200 pledged shares were split into 2,961,720 shares of common stock, which presently remain pledged under the stock pledge agreement.

In connection with the financing, on August 2, 2007 we issued warrants to investors that are exercisable for up to approximately 9.1 million shares of our common stock with an exercise price of $0.32 per share. The warrants issued in the August 2007 financing are exercisable for five years following the date on which the underlying warrant shares are registered for resale under an effective registration statement filed with the Commission. The warrants are subject to full-ratchet anti-dilution protection in the event that we issue shares (with certain exceptions) at an average per-share price below $0.32 per share. Similar to the notes, under the terms of the warrants, full-ratchet anti-dilution adjustments do not apply to (i) the issuance of approximately up to $1.6 million of shares or shares under options to employees and consultants, (ii) securities issued in connection with acquisitions of third parties valued above $8 million; (iii) the issuance of approximately up to $1.6 million of shares or shares under warrants or other securities issued to non-affiliates for services rendered to us, as more fully described and set forth in the warrants. If at any time after fifteen months after the closing date there is no effective registration statement covering the resale of the shared underlying the warrants, the warrant holders may exercise their warrants by means of a cashless exercise.

In connection with the financing, we agreed to register the common stock issuable upon conversion of the notes issued to the investors, for resale by them, by filing an appropriate form for registration with the SEC within 60 days following the closing. We also agreed to file a separate registration statement to register the common stock issuable upon exercise of the warrants, within 300 days following the closing. If we do not file these registration statements within the agreed time periods, or the registration statement covering the warrant shares does not become effective within 120 days after the filing of that registration statement, or if we fail to file a registration statement in connection with the investors’ piggyback or demand registration rights, or fail to keep a required registration statement continuously effective for two years, we will be subject to monthly liquidated damages payable in cash equal to 2% of the offering amount in the August 2007 private placement financing, up to a maximum of 10% of the offering amount, or $200,000. On October 5, 2007, we filed a registration statement on Form S-1 with the Commission to register (for resale) common stock issuable upon conversion of the notes. This registration statement was declared effective on November 13, 2007.

In connection with the financing, we agreed to enter into a letter of intent with Mr. Yi Hua Kang for the acquisition by Ever-Glory of a branded retail division owned by Mr. Kang, provided that the acquisition would be consummated if the retail business operates more than 14 stores worldwide and achieves annual consolidated sales of at least USD $5,000,000. Mr. Kang also agreed to enter into a lockup agreement to refrain from sales of shares held by him, for a period of 12 months following the closing. Mr. Kang also agreed to enter into a two-year non-competition agreement with us which prohibits competition against us or solicitation of our customers or employees. Subscribers in the financing also have a twelve-month right of first refusal to participate in certain future financing transactions involving the sale and issuance of our securities.

The securities were offered and sold in the financing to accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, under Regulation D. At the time of the closing, the offering was not registered under the Securities Act or any state securities or “blue sky” laws.

Strategic Investment in La Chapelle

On January 9, 2008, our subsidiary, Goldenway Nanjing Garment Company Limited, a PRC company entered into a Capital Contribution Agreement (“Capital Contribution Agreement”) with Shanghai La Chapelle Garment and Accessories Company Limited (“La Chapelle”), a Shanghai-based garment maker, and several shareholders of La Chapelle. Under the terms of the Capital Contribution Agreement, Goldenway agreed to invest RMB 10 million (approximately USD $1.35 million) in La Chapelle for a 10% stake in La Chapelle.

Prior to the Capital Contribution Agreement, the capital of La Chapelle registered with the PRC business administration authorities amounted to RMB 4.5 million, consisting of RMB 3.69 million invested by Xing Jiaxing accounting for 82% of its total registered capital, RMB 0.405 million invested by Wu Jinying accounting for 9% of its total registered capital, and RMB 0.405 million invested by Zhang Danling accounting for 9% of its total registered capital. As a result of the investment under the Capital Contribution Agreement, these three shareholders will retain a 60% stake in La Chapelle, and two new investors (including Goldenway) will acquire a 40% stake. Of the 40% stake, Goldenway will hold 10%, and 30% will be held by Wuxi Xin Bao Lian Investment Company Limited (“Wuxi Xin Bao”), a strategic investor. As a result of this capital contribution, the total registered capital of La Chapelle will increase from RMB 4.5 million to RMB 7.5 million.

The total amount invested by Goldenway and Wuxi Xin Bao Lian is RMB $40 million in cash (approximately USD $5.41 million). Goldenway and Wuxi Xin Bao each have the right to designate one director on La Chapelle’s five-member board of directors. The total investment amount was paid by Goldenway and Wuxi Xin Bao Lian in January 2008.

La Chapelle agreed that it will meet the quantitative conditions that are required in order to list its shares as national Class A Shares or Class B Shares in China by December 31, 2010, and if it does not satisfy this criteria, Goldenway and Wuxi Xin Bao will have the right to sell their shares in La Chapelle to the founding shareholders of La Chapelle for a purchase price of not less than the original purchase price of the shares plus 10% interest per annum.

La Chapelle also agreed to meet certain audited net income targets of at least RMB 20 million in 2008 and RMB 30 million in 2009. In the event La Chapelle’s actual audited net income falls below 90% of either of these targets, the overall equity interest of Goldenway and Wuxi Xin Bao shall, in each instance, be increased proportionally in accordance with a formula set forth in the Capital Contribution Agreement (a copy of which is attached as an Exhibit to this Form 8-K).

Joint Venture with Shanghai La Chapelle Garment and Accessories Company

Also on January 9, 2008, concurrently with Goldenway’s investment, Goldway entered into a Joint Venture Establishment Agreement with Shanghai La Chapelle Garment and Accessories Company Limited, to form a joint venture to develop, promote and market our new line of women’s wear in China referred to as “LA GO GO”. The joint venture will be in the form of a jointly owned PRC-based company to be registered as “Shanghai LA GO GO Fashion Company Limited.” The joint venture’s registration process is expected to be completed by the end of March 2008.

Goldenway agreed to initially invest RMB 6 million (USD $0.8 million), and La Chapelle agreed to invest RMB 4 million (USD $0.54 million), for a 60% and 40% stake, respectively, in the joint venture.

The business objective of the joint venture is to establish a leading brand of ladies’ garments for the mainland Chinese market. The scope of the business of the joint venture includes all activities relating to the development of the “LA GO GO” brand, including marketing and branding activities, design, production, and sales. In connection with the establishment of the joint venture, La Chapelle transferred all of its rights and ownership in the “LA GO GO” brand name (including any related brand names) to the joint venture. The joint venture plans to select and engage about 80-100 seasoned retailers in Shanghai, Chengdu, Nanjing, Suzhou, Beijing, and Tianjin to exclusively carry and sell the LA GO GO line of women’s clothing for 2008.

The parties agreed that La Chapelle will be primarily responsible for appointing design and sales teams, while Goldenway shall be responsible for appointing accounting and financial managers and supervisors in charge of production. In addition, the parties agreed to jointly appoint personnel in charge of procurement and logistics.

The joint venture agreement contains restrictions on the ability of each joint venture party to transfer its equity interest in the joint venture, and provides for a right of first refusal to acquire shares of the other partner in the event of an approved transfer of interests. The parties agreed that future capital contributions would be made on a pro-rata basis accordance with the 60-40 split unless otherwise approved by the parties or if one party fails to make additional contributions. The parties agreed each party shall at all times maintain a minimum 30% interest in the joint venture.

OTHER MATTERS

Our Board of Directors knows of no other business, which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the recommendations of management.

PROXY SOLICITATION

Ever-Glory will pay reasonable expenses incurred in forwarding proxy material to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners. This proxy statement and the accompanying materials, in addition to being made available to stockholders and to brokers, custodians, nominees and other like parties to beneficial owners of shares of common stock, pursuant to the new SEC rules concerning Internet Availability of Proxy Materials. We will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefor.

We may consider the engagement of a proxy solicitation firm. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

SHAREHOLDER PROPOSALS

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2009 annual meeting of shareholders and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its corporate offices within a reasonable time before the company begins to print and send its proxy materials. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Any shareholder filing a written notice of nomination for director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation, and shares held. Any shareholder filing a notice to bring other business before a shareholder meeting must include in such notice, among other things, a brief description of the proposed business and the reasons for the business, and other specified matters. Copies of those requirements will be forwarded to any shareholder upon written request.

ANNUAL REPORT

Our Annual Report on Form 10-K, including its financial statements for the year ended December 31, 2007, and this proxy statement are being made available to all shareholders entitled to notice of and to vote at the Annual Meeting. Additional copies may be requested in writing. Such requests should be submitted to Ever-Glory’s headquarters, Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China. Exhibits to the Form 10-K will also be provided upon specific request. The materials will be provided without charge.

By Order of the Board of Directors

/s/ Edward Yihua Kang
Chairman of the Board

October 10, 2008

EVER-GLORY INTERNATIONAL GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
2008 ANNUAL MEETING OF SHAREHOLDERS
November 25, 2008

The shareholders hereby appoint Yanhua Huang and Yan Guo, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Ever-Glory International Group, Inc. that the shareholders are entitled to vote at the 2008 Annual Meeting of Shareholders to be held on November 25, 2008, 10 a.m. Beijing Time, at the Ever-Glory China headquarters, Ever-Glory Commercial Center, No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EVER-GLORY INTERNATIONAL GROUP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITMES 1 AND 2

1.	ELECTION OF DIRECTORS	For	Against	Abstain	2.	RATIFICATION OF AUDITORS	For	Against	Abstain

	NOMINEES:					Ratify the appointment of Moore Stephens	0	0	0
	1a. Edward Yihua Kang	0	0	0		Wurth Frazer and Torbet, LLP as our independent
						auditor for the year ending December 31, 2008.
	1b. Jiajun Sun	0	0	0

	1c. Bennet P. Tchaikovsky	0	0	0

	1d. Changyu Qi	0	0	0

	1e. Zhixue Zhang	0	0	0

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned
Shareholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2.

Please sign your name exactly as it appears hereon. When signing as
Attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature (Please Sign Within Box)	Date	Signature (Joint Owners)	Date

EXHIBIT A

Audit Committee Report

In accordance with our written charter adopted by the Board of Directors, the Audit Committee oversees the quality and integrity of our accounting and financial reporting practices and the audit of our consolidated financial statements by our independent registered public accounting firm.

The Audit Committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2007, with our management and our independent registered public accounting firm, Moore Stephens Wurth Frazer and Torbet, LLP, prior to public release.  The Audit Committee has discussed with Moore Stephens Wurth Frazer and Torbet, LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended, which includes, among other items, matters related to the conduct of the audit of our consolidated financial statements.

The Audit Committee has received the written disclosures and the letter from Moore Stephens Wurth Frazer and Torbet, LLP, required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and the Audit Committee discussed with Moore Stephens Wurth Frazer and Torbet, LLP, their independence from our company.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors and the Board of Directors has approved that the audited consolidated financial statements for the year ended December 31, 2007, be included in our Annual Report on Form 10-K.

Respectfully submitted,

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS Bennet P. Tchaikovsky, Chairman of the Audit Committee